Exhibit 4.2

FORM OF

SECOND SUPPLEMENTAL INDENTURE

among

ARLINGTON ASSET INVESTMENT CORP.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Original Trustee

and

THE BANK OF NEW YORK MELLON,

as Series Trustee

Dated as of March 18, 2015

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 18, 2015, is entered into among Arlington Asset Investment Corp., a Virginia corporation (the “Company”), Wells Fargo Bank, National Association, as trustee (the “Original Trustee”), and The Bank of New York Mellon, as trustee of the series of Securities established by this Second Supplemental Indenture (the “Series Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Original Trustee executed and delivered an Indenture, dated as of May 1, 2013, as amended by the First Supplemental Indenture, dated as of May 1, 2013 (as so amended, the “Base Indenture” and, as amended and supplemented by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to establish and provide for the issuance by the Company of a series of Securities designated as its 6.750% Senior Notes due 2025 (including any Additional Notes, as defined herein, except as the context otherwise requires, the “Notes”).

Sections 901(5), 901(7) and 901(9) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision, (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture, and (iii) to make any other change that shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

The Company is entering into this Second Supplemental Indenture with the Original Trustee and the Series Trustee to evidence and provide for the acceptance of appointment thereunder by a trustee with respect to the series of Securities hereby established, to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, and to make certain amendments to the Base Indenture pursuant to Section 901(8) of the Base Indenture to permit the appointment of the Series Trustee as Trustee for the series of Securities hereby established.

The Company has requested that the Original Trustee enter into this Second Supplemental Indenture in connection with (i) the foregoing amendments, and (ii) the Company’s appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the series of Securities hereby established.

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Additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes.

The Company has duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the issuance of the Notes and has done all acts and things necessary to make this Second Supplemental Indenture a valid, binding, and legal obligation of the Company, in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration expressed herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Securities having the title “6.750% Senior Notes due 2025.” The Notes shall bear a CUSIP number of 041356502 and an ISIN number of US0413565021.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $35,300,000. Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) in an unlimited amount in one or more issuances from time to time, having the same ranking and the same interest rate, maturity and other terms and conditions as the Notes, except for issue date and, if applicable, the issue price, the initial interest payment date and the initial interest accrual date applicable thereto, either of which may differ from the respective terms of the previously issued Notes. Any Additional Notes and the existing Notes will constitute, and otherwise be treated as, a single series under the Indenture. All references to Notes herein shall include the Additional Notes unless the context otherwise requires. If Additional Notes are not fungible with any preexisting Notes for U.S. federal income tax purposes, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number from any preexisting Notes.

(c) The Company Order for the authentication and delivery of the Notes initially authenticated and delivered under the Indenture may set forth procedures acceptable to the Trustee for the issuance of Additional Notes and determining the terms of particular Notes, such as date of issuance and date from which interest shall accrue.

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(d) The entire outstanding principal of the Notes shall be payable on March 15, 2025.

(e) The rate at which the Notes shall bear interest shall be 6.750% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be March 18, 2015, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2015; the initial interest period will be the period from and including March 18, 2015, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered in the Trustee’s records at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Payment of principal of and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(f) The principal of and interest on the Notes shall be payable at, any Notes that are Registered Securities may be surrendered for registration of transfer or exchange at, and notices or demands to or upon the Company in respect of the Notes and this Indenture may be served at, the Corporate Trust Office of the Trustee in New York, New York.

(g) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Second Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(h) The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The initial Security Registrar and Paying Agent with respect to the Global Notes shall be the Trustee.

(i) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture.

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(j) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after March 15, 2018, at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery or, in case of Global Notes, transmitted in accordance with the Depositary’s procedures, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture.

(iv) If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed in accordance with Section 1103 of the Base Indenture; provided that in the case of Global Notes, beneficial interests therein will be selected for redemption by the Depositary in accordance with its standard procedures therefor.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(k) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(l) The Notes shall be issuable in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

(m) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01. For the benefit of the Holders of the Notes but no other series of Securities hereafter established under the Indenture, Section 101 of the Base Indenture shall be amended by adding the following defined terms thereto in appropriate alphabetical sequence, as follows:

“‘Exchange Act’ means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.”

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“‘GAAP’ means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.”

Section 2.02. The definitions contained in this Section 2.02 shall supersede and replace the definitions of the same terms contained in Section 101 of the Base Indenture, and such amendment shall be effective solely with respect to the Notes and not with respect to any other series of Securities issued thereunder.

“‘Corporate Trust Office’ means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, at which the principal of and interest on the Notes shall be payable and any Notes may be surrendered for registration of transfer or exchange, and at which notices or demands to or upon the Company in respect of the Notes and this Indenture may be served, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286.”

Section 2.03. The provisions of this Section 2.03 shall supersede and replace Section 105 of the Base Indenture, and such amendment shall be effective solely with respect to the Notes and not with respect to any other series of Securities issued thereunder.

“Section 105. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) The Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Finance, or

(2) The Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: Brian Bowers, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured email, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.”

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Section 2.04. The provisions of this Section 2.04 shall be added as Section 114 of the Base Indenture, and such amendment shall be effective solely with respect to the Notes and not with respect to any other series of Securities issued thereunder.

“Section 114. Waiver of Trial by Jury.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.”

Section 2.05. The provisions of this Section 2.05 shall be added as Section 602(13) of the Base Indenture, and such amendment shall be effective solely with respect to the Notes and not with respect to any other series of Securities issued thereunder.

“(13) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.”

Section 2.06. The following provisions of this Section 2.06 shall supersede and replace the provisions of the first paragraph of Section 1103 of the Base Indenture and such amendment shall be effective with respect to the Notes and not with respect to any other series of Securities issued thereunder.

“If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, that if the Notes are represented by one or more global Securities, beneficial interests in the Notes will be selected for redemption by the depositary therefor in accordance with its standard procedures therefor.”

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ARTICLE III

EVENTS OF DEFAULT

Section 3.01. In the case of an Event of Default under clauses (6) or (7) of Section 501 of the Base Indenture, the principal of, and accrued and unpaid interest on, all Notes will automatically become immediately due and payable.

ARTICLE IV

MEETINGS OF HOLDERS OF SECURITIES

Section 4.01. For the benefit of the Holders of the Notes but no other series of Securities under the Indenture, Section 1505 of the Base Indenture shall be amended by replacing clause (3) thereof with the following:

“(3) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE V

AMENDMENTS TO BASE INDENTURE

Section 5.01. The definition contained in this Section 5.01 shall supersede and replace the definition of the same term contained in Section 101 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“ ‘Trustee’ means the Person named as the ‘Trustee’ in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture or until a Trustee for a series of Securities shall have become such pursuant to Section 301(24) of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.”

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Section 5.02. Section 301(23) of the Base Indenture is hereby amended by deleting the word “and” at the end thereof, by renumbering Section 301(24) as Section 301(25) and by inserting the following clause after Section 301(23):

“(24) if other than the Person named as the ‘Trustee’ in the first paragraph of this instrument (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this clause (24), herein called the “Original Trustee”), the identity of a Trustee for the Securities of the series (a “Series Trustee”), and if not the Series Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities, and such additions or changes to any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood, anything contained herein or in any Board Resolution, Officers’ Certificate or supplemental indenture to the contrary notwithstanding, that (i) nothing herein shall constitute such Trustees co-trustees of the same trust, (ii) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (iii) the Series Trustee shall have all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Securities of the series, (iv) the Original Trustee shall have no rights, powers, trusts and duties with respect to the Securities of the series, (v) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (vi) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee in writing; and”

The preceding provisions of this Section 5.02 shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

Section 5.03. The following provisions of this Section 5.03 shall be deemed to be included in Article III of the Base Indenture as Section 311 thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 311. CUSIP and ISIN Numbers

The Company in issuing the Securities may use CUSIP and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall indicate the respective CUSIP or ISIN numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee as promptly as practicable in writing of any change in the CUSIP or ISIN numbers.”

Section 5.04. The following provisions of this Section 5.04 shall supersede and replace the provisions of Section 601 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

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“Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the best interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.”

Section 5.05. The following provisions of this Section 5.05 shall supersede and replace the provisions of Section 602(11) of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(11) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and”

Section 5.06. The following provisions of this Section 5.06 shall supersede and replace the provisions of clauses (1) and (2) of Section 703 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(1) file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same was filed with the Commission; and

(2) notify the Trustee in writing of the listing of any Securities on any securities exchange or any delistings thereof. Delivery of such reports, information and documents by the Company to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”

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ARTICLE VI

THE SERIES TRUSTEE

Section 6.01. Pursuant to the Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Indenture, all the rights, powers, trusts and duties of the Original Trustee under the Indenture shall be vested in the Series Trustee with respect to the Notes, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts and duties with respect to the Notes.

Section 6.02. The Series Trustee hereby represents that it is qualified and eligible under the provisions of Section 607 of the Indenture and the provisions of the TIA to accept its appointment as Trustee with respect to the Notes under the Indenture and hereby accepts the appointment as such Trustee.

Section 6.03. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Second Supplemental Indenture to sections of the Indenture that require or permit actions by the Original Trustee with respect to Securities of the series established hereby shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

ARTICLE VII

MISCELLANEOUS

Section 7.01. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law). This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

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Section 7.02. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.03. This Second Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Second Supplemental Indenture. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 7.04. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law.

Section 7.05. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 7.06. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Original Trustee and the Series Trustee assume no responsibility for their correctness. The Original Trustee and the Series Trustee make no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes, except that the Original Trustee and the Series Trustee each represents that it is duly authorized to execute and deliver this Second Supplemental Indenture, authenticate, in case of the Series Trustee, the Notes and perform its obligations hereunder. The Original Trustee and the Series Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

ARLINGTON ASSET INVESTMENT CORP.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Original Trustee, solely with respect to Articles V, VI and VII hereof.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Series Trustee

By:
Name:
Title:

Second Supplemental Indenture

Exhibit A – Form of Global Note

THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Arlington Asset Investment Corp.

No. 1	$ CUSIP No. 041356502 ISIN No. US0413565021

6.750% Senior Note due 2025

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Arlington Asset Investment Corp., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. DOLLARS (U.S.$ ) on March 15, 2025, and to pay interest thereon from March 18, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 in each year, commencing June 15, 2015, at the rate of 6.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ARLINGTON ASSET INVESTMENT CORP.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

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Arlington Asset Investment Corp.

6.750% Senior Note due 2025

This Security is one of a duly authorized issue of senior debt securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2013, as amended by the First Supplemental Indenture, dated as of May 1, 2013 (as so amended, the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Original Trustee”, which term includes any successor to the Original Trustee under the Base Indenture), and as further amended by the Second Supplemental Indenture relating to the Securities of this series, dated as of March 18, 2015, by and among the Company, the Original Trustee and The Bank of New York Mellon, as Series Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture (as defined below)) (the “Second Supplemental Indenture”; the Second Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”).and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee , and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Base Indenture and the Second Supplemental Indenture, the Second Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $35,300,000. Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Securities, issue additional Securities of this series (herein called in any such case “Additional Securities”) in an unlimited amount in one or more issuances from time to time having the same ranking and the same interest rate, maturity and other terms and conditions as the Securities, except for issue date and, if applicable, the issue price and the initial interest payment date and the initial interest accrued date applicable thereto, either of which may differ from the respective terms of the previously issued Securities. Any Additional Securities and the existing Securities of this series will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after March 15, 2018, at a redemption price equal to 100% of the outstanding principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest to the date of redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery or transmitted, to each Holder of the Securities of this series to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

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Any exercise of the Company’s option to redeem the Securities of this series will be done in compliance with the Indenture.

If the Company elects to redeem only a portion of the Securities of this series, the Trustee will determine the method for selecting the particular Securities of this series to be redeemed, in accordance with the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series called for redemption.

Holders of Securities of this series do not have the option to have such Securities repaid prior to March 15, 2025.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

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